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                                                                     Exhibit 4.9


                             SUBSCRIPTION AGREEMENT


         SUBSCRIPTION AGREEMENT (this "Agreement") made as of the date set forth on the signature page hereof between Innovative Drug Delivery Systems, Inc. (the "Company"), and the undersigned (the "Subscriber").

                              W I T N E S S E T H:

         WHEREAS, the Company has retained Paramount Capital, Inc. ("Paramount") and Wells Fargo Van Kasper, LLC ("Wells Fargo") (together with Paramount, the Placement Agents) to place, on a "all or none, best efforts" basis, in a private offering (the "Offering") of "Units" consisting of 90,090 shares of Series B Convertible Preferred Stock, par value $.001 per share, stated value $5.55 per share (the "Units") of the Company. The Purchase Price of each Unit will be $500,000.

         WHEREAS, the Company desires to issue a minimum of 4 Units (the "Minimum Offering") and a maximum of 10 Units (the "Maximum Offering") with an option in favor of the Company to offer up to an additional 5 Units to cover over-allotments. Each share of Preferred Stock is convertible at the option of the holder thereof into one (1) share of common stock, par value $.001 per share, of the Company (the "Common Stock"), initially at a conversion price equal to $5.55 per share of Common Stock (the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock are sometimes hereinafter collectively referred to as the "Securities");

         WHEREAS, the Subscriber desires to purchase that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.       SUBSCRIPTION FOR UNITS; REPRESENTATIONS OF AND COVENANTS BY SUBSCRIBER

         1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units, or fractions thereof, and the Company agrees to sell such number of Units to the Subscriber as is set forth on the signature page hereof at a price per Unit equal to $500,000 per Unit (the "Initial Offering Price"). The purchase price is payable by personal or business check or money order made payable to "State Street Bank and Trust Company, N.A., Escrow Agent, F/B/O Innovative Drug Delivery Systems, Inc." contemporaneously with the execution and delivery of this Agreement by the Subscriber. Subscribers may also pay the subscription amount by wire transfer of immediately available funds to:


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          State Street Bank & Trust Company, N.A.
          Corporate Trust Dept.
          61 Broadway, 15th floor
          New York, New York 10006
          Attn:   Jean Clarke

          ABA Routing Number:
          Account Name: State Street Bank Corporate Trust
          Account Number:
          Sub Account Name: Innovative Drug Delivery Systems Inc.
          Sub Account Number (SEI#):
          Name of Subscriber: [Insert Investor Name]


The certificates representing the Units shall be delivered by the Company within 10 business days following the consummation of the Offering. The Subscriber understands, however, that this purchase of the Units is contingent upon the Company making sales of the Minimum Offering amount prior to the Final Closing Date (as defined below) of the Offering.

         1.2 The Subscriber recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; and (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends, even if declared by the Board of Directors pursuant to the terms of the Preferred Stock. Such risks are more fully set forth in the Confidential Private Placement Memorandum dated
November 20, 2001, as supplemented and amended, and the attachments and exhibits thereto, all of which constitute an integral part thereof furnished by the Company to the Subscriber (the "Memorandum").

         1.3 The Subscriber represents that the Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as indicated by the Subscriber's responses to the questions contained in Article VII hereof, and that the Subscriber is able to bear the economic risk of an investment in the Units. If the Subscriber is a natural person, the Subscriber has reached the age of majority in the state or other jurisdiction in which the Subscriber resides, has adequate means of providing for the Subscriber's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and, at the present time, could afford a complete loss of such investment.

         1.4 The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are non-listed, unregistered and/or not traded on a national securities exchange nor on the National Association of Securities Dealers, Inc. (the


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"NADS") automated quotation system ("NASDAQ") or the Subscriber has employed the services of a "purchaser representative" (as defined in Rule 501 of Regulation
D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on the Subscriber's behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

         1.5 The Subscriber hereby acknowledges receipt and careful review of the Memorandum, including, without limitation, the "Risk Factors" included therein, the form of Certificate of Designations attached thereto and this Agreement (collectively referred to as the "Offering Materials") and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company that the Subscriber has requested or desired to know, has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering and has received any additional information that the Subscriber has requested.

         1.6 (a) In making the decision to invest in the Units the Subscriber has relied solely upon the information provided by the Company in the Offering Materials. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity (whether written or oral) in the course of Subscriber's consideration of an investment in the Units other than the Offering Materials. The Subscriber acknowledges and agrees that the Company has prepared the Memorandum and that no other person has supplied any information for inclusion in the Memorandum.

         (b) The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company or the Placement Agents (or an authorized agent or representative thereof) with whom the Subscriber had a prior substantial pre-existing relationship and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

         1.7 The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber's own interests in connection with the transaction contemplated hereby.


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         1.8 The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the "SEC") nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated under the Securities Act. The Subscriber understands that the Securities have not been registered under the Securities Act and agrees not to sell or otherwise transfer the Securities unless they are registered under the Securities Act or unless an exemption from such registration is available.

         1.9 The Subscriber understands that the Securities comprising the Units have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Subscriber's investment intention. In this connection, the Subscriber hereby represents that the Subscriber is purchasing the Securities for the Subscriber's own account for investment and not with a view toward the resale or distribution to others and such Subscriber has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer any of the Securities to any other person. The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Securities.

         1.10 The Subscriber understands that there is no public market for the Units nor the Securities comprising the Units and that no market may develop for the Units or any of such Securities. The Subscriber understands that even if a public market develops for the Units or such Securities, Rule 144 ("Rule 144") promulgated under the Securities Act requires for non-affiliates, among other conditions, a one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Units or any of the Securities comprising the Units under the Securities Act or any state securities or "blue sky" laws or foreign laws other than as set forth in Article VI herein. The Subscriber agrees to hold the Company and the Placement Agents and each of their respective directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any misrepresentation made by the Subscriber contained in this Agreement (including the Confidential Investor Questionnaire contained in Article VIII herein); (b) any sale or distribution by the Subscriber in violation of the Securities Act or any applicable state securities or "blue sky" laws or any foreign laws; or (c) any untrue statement of a material fact made by the Subscriber and contained herein.

         1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities substantially as set forth below, that such Securities have not been registered under the Act or any state securities or "blue sky" laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Subscriber also consents to the placement of such additional legend(s) on any certificate or other document evidencing the Securities as may be required under state securities or "blue sky" laws or other applicable foreign laws. The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Securities.


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         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Additionally, each Subscriber that is a resident of Florida consents to the placement of the following legend on any certificate or other document evidencing the Preferred Stock and the Common Stock:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT AND ARE BEING SOLD IN RELIANCE UPON AN EXEMPTION PROVIDED BY SECTION 517.061 THEREOF. UNLESS THE SECURITIES ARE REGISTERED, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF FLORIDA EXCEPT AS AN EXEMPT SECURITY OR IN AN EXEMPT TRANSACTION UNDER SAID ACT.

         EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT ANY SALE MADE TO RESIDENTS OF FLORIDA SHALL BE VOIDABLE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER TO THE ISSUER OR TO THE PLACEMENT AGENT. EACH PERSON ENTITLED TO EXERCISE SUCH RIGHT TO WITHDRAW AND WHO WISHES TO EXERCISE SUCH RIGHT MUST CAUSE A WRITTEN NOTICE OR TELEGRAM TO BE SENT TO THE ISSUER OR PLACEMENT AGENT WITHIN THE AFOREMENTIONED THREE-DAY PERIOD.

         1.12 The Subscriber understands that the Company and the Placement Agents will review this Agreement and are hereby given authority by the Subscriber to call Subscriber's bank or place of employment or otherwise review the financial standing of the Subscriber; and it is further agreed that the Company or the Placement Agents, at their sole discretion, reserve the unrestricted right, without further documentation or agreement on the part of the Subscriber, to reject or limit any subscription, to accept subscriptions for fractional Units and to close the Offering to the Subscriber at any time and the Company reserves the right to issue stop transfer instructions to its transfer agent with respect to such Securities.

         1.13 The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber's principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.




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         1.14 The Subscriber represents that the subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchae the Units and the Securities underlying the Units. The Subscriber further represents that its subscription and payment for the Units, and its continued beneficial ownership of the Securities included in the Units, will not violate any applicable securities or other laws of its jurisdiction. This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

         1.15 If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, (a) it is authorized and qualified to become an investor in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so and (b) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.


         1.16 The Subscriber acknowledges that if he or she is a Registered Representative of an NASD member firm, he or she must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 8.5 below.

         1.17 The Subscriber acknowledges that at such time, if ever, as the Securities are registered, sales of the Securities will be subject to state securities laws.

         1.18 (a) Subject to the provision below and Section 1.18(b), the Subscriber hereby agrees that from the earlier to occur of (i) the date of the initial public offering of the Common Stock (the "IPO") or (ii) the first date (the "Trading Date") on which the Common Stock (or securities received in exchange for Common Stock) trades on a national securities exchange or on the NASDAQ (a "Trading Event") and continuing for a period of 180 days thereafter or such longer period as may be required by the Company or requested by the underwriter or underwriters, in the case of an IPO (the "Lock-Up Period"), the Subscriber will not, without the prior written consent of the Company, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, the Registrable Securities (as defined in Section 6.1) purchased or acquired by the Subscriber. In addition, the Subscriber agrees that during the period from the date that Subscriber was first contacted with respect to the potential purchase of the Units through the last date upon which Subscriber holds any Securities or Registrable Securities, the Subscriber will not directly or indirectly, through related parties, affiliates or otherwise sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company.

         (b) In connection with any public offering of the Company's securities subsequent to the IPO, the Holder hereby agrees to be subject to a lock-up for a period of 60 days or such longer period following such public offering as required by the underwriter or underwriters of such public offering. The foregoing lock-ups shall be applicable regardless of whether the securities are then registered for re-sale under the Securities Act. This Section 1.18 shall be binding upon any transferee of the Securities.




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         (c) In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities (as defined below) of each Holder (as defined below) (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

         1.19 The Subscriber agrees not to issue any public statement with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without both the Company's and each Placement Agents' prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

         1.20 The Subscriber represents and warrants that it has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf; directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company and each Placement Agent from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Subscriber hereunder.

         1.21 The Subscriber acknowledges and agrees that it shall not be entitled to seek any remedies with respect to the Offering from any party other than the Company.


         1.22 The Subscriber understands, acknowledges and agrees with the Company and the Placement Agents that, except as otherwise set forth herein, that the subscription hereunder is irrevocable by the Subscriber, that, except as required by law, the Subscriber is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Subscriber hereunder and that this Agreement and such other agreements shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his/her heirs, executors, administrators, successors, legal representatives and permitted assigns.

         1.23 The Subscriber understands, acknowledges and agrees with the Company that, the Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder and/or the provisions of Regulation S, which exemption is in part dependent upon the truth, completeness and accuracy of the statements made by the Subscriber.

         1.24 The Subscriber understands, acknowledges and agrees with the Company and the Placement Agents that, there can be no assurance that the Subscriber will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, as well as Regulation S, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

         1.25 The Subscriber understands and acknowledges the Placement Agents have been engaged by the Company to place the Units in connection with this Offering and will receive a fee equal to 7% of the aggregate cash value of the amount of equity investment raised by the Company and placed by the Placement Agents.

         1.26 The Subscriber acknowledges that the information contained in this Agreement or otherwise made available to the Subscriber is confidential and non-public and agrees that all such information shall be kept in confidence by the Subscriber and neither used by the Subscriber for the Subscriber's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason, notwithstanding that a Subscriber's subscription may not be accepted by the Company; provided, however, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision) or (iii) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).

II.      REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

         The Company hereby represents and warrants to the Subscriber that:

         2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Memorandum and the Company is duly qualified to do business as a foreign corporation and its is in good standing in the State of New York.

         2.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum and all issued and outstanding shares of the Company are validly issued, fully paid and nonassessable. The Preferred Stock comprising the Units, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The Common Stock to be received by the Subscriber upon conversion of the Preferred Stock, when issued and paid for in accordance with the terms of the Securities, will be validly issued, fully paid and nonassessable. The Company shall at all times during the period that any of the shares of Preferred Stock remain outstanding and unexercised have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for conversion of the Preferred Stock. Except as set forth in the Memorandum, there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company. Except as set forth in the Offering Materials and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of the Company pursuant to the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

         2.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the authorization, sale, issuance and delivery of the Securities contemplated hereby and the performance of the Company's obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Upon the issuance and delivery of the Preferred Stock as contemplated by this Agreement, such Preferred Stock will be validly issued, fully paid and nonassessable. Upon the issuance and delivery of the Common Stock issuable upon conversion of the Preferred Stock, and upon compliance by the Subscriber with the terms hereof and the Securities, the Common Stock will be validly issued, fully paid and nonassessable. The issuance and sale of the Preferred Stock contemplated hereby and the issuance and sale of the Common Stock underlying the Preferred Stock will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

         2.4 Certificate of Designations of Preferred Stock. The Preferred Stock has all of the rights, preferences and privileges substantially as set forth in the Form of Certificate of Designations attached as Exhibit A to the Memorandum.

         2.5 No Conflict; Governmental Consents.

         (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or By-Laws of the Company, and will not conflict with, or result in a material breach or violation of; any of the terms or provisions of; or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

         (b) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such filings as may be required to be made with the SEC, the NASD, NASDAQ and with any state or foreign blue sky or securities regulatory authority.

         2.6 Licenses. Except as otherwise set forth in the Memorandum, the Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith.

         2.7 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company that would materially adversely affect the business, property, financial condition or operations of the Company.

         2.8 Memorandum; Disclosure. The information set forth in the Memorandum as of the date thereof contains no untrue statement of a material fact nor omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         2.9 Placement Agent. The Company has engaged, consented to and authorized the Placement Agents to place the Units for the Company in connection with the transactions contemplated by this Agreement. The Company will (i) pay the Placement Agents a commission as set forth in the Memorandum; (ii) will reimburse placement agents reasonable out-of-pocket expenses incurred in connection with the Offering; and (iii) the Company agrees to indemnify and hold harmless the Subscribers from and against all fees, commissions or other payments owing by the Company to the Placement Agents or any other person or firm acting on behalf of the Company hereunder.

         2.10 Use of Proceeds. The net proceeds of the Offering shall be used as described in the Memorandum. The Company shall not use any proceeds from the Offering to repay any indebtedness to current executive officers or principal stockholders of the Company.

III.     TERMS OF SUBSCRIPTION

         3.1 The Company desires to issue at least the Minimum Offering amount and at most the Maximum Offering amount with an option in favor of Placement Agents to offer up to an additional 5 Units to cover over-allotments. Each share of Preferred Stock is convertible at the option of the holder thereof into one share of Common Stock of the Company, initially at a conversion price equal to $5.55 per share of Common Stock. The Preferred Stock included in the Minimum Offering will be offered by the Company through the Placement Agents on a "best efforts, all or none" basis. The sale of shares of Preferred Stock which will provide the Company with aggregate gross proceeds in excess of the Minimum Offering will be offered by the Company through the Placement Agents on a "best efforts" basis. Upon receipt of the Minimum Offering amount, the Company may conduct a closing (the "Initial Closing Date"). After the Initial Closing Date, the Company may conduct one or more additional closings with respect to amounts up to the Maximum Offering amount, plus any over allotment amount until (i) the Maximum Offering amount, plus the maximum over-allotment amount, has been reached or, if later, (ii) the termination date, which is December 15, 2001, subject to extension by the Company for up to an additional 60 days (together with "i" the "Final Closing Date"). The closing on the Initial Closing Date, any such additional closing and the closing on the Final Closing Date is herein referred to as a "Closing."

         3.2 The Company has engaged the Placement Agents, both NASD member broker dealers, to place the Preferred Stock. The Placement Agents will receive commission as described in the Memorandum and Section 1.25 herein.

         3.3 Pending the sale of the Preferred Stock, all funds paid hereunder shall be deposited by the Company in escrow with State Street Bank and Trust Company, N.A., having a branch at 61 Broadway, New York, New York, 10006. If the Company shall not have obtained subscriptions (including this subscription) for purchases of the Minimum Offering amount on or before the Final Closing Date, then this subscription shall be void and all funds paid hereunder by the Subscriber shall be promptly returned to the Subscriber.

         3.4 The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the shares of Preferred Stock to be issued to the Subscriber pursuant to this Agreement directly to the Subscriber's account maintained by Placement Agents, if any, or, if no such account exists, to the residential or business address indicated on the signature page hereto.

         3.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn.

IV.      CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

         4.1 The Subscriber's obligation to purchase the Units at the Closing with respect to such subscription is subject to the fulfillment on or prior to the date of such Closing of the following conditions, which said conditions may be waived at the option of each Subscriber to the extent permitted by law:

         (a) Representations and Warranties Correct. The representations and warranties made by the Company in Article II hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the date of such Closing with the same force and effect as if they had been made on and as of said date.

         (b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

         (c) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

         (d) No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Securities (except as otherwise provided in this Agreement).

         (e) Minimum Subscriptions. The Company shall have received binding subscriptions for at least the Minimum Offering amount.

V.       CONDITIONS TO OBLIGATIONS OF THE COMPANY

         5.1 The Company's obligation to sell the Units at any Closing is subject to the fulfillment on or prior to the date of such Closing of the following conditions, which said conditions may be waived at the option of the Company to the extent permitted by law:

         (a) Representations and Warranties Correct. The representations and warranties made by the Subscriber in Articles I and VIII hereof shall be true and correct when made, and shall be true and correct on the date of such Closing with the same force and effect as if they had been made on and as of said date.

         (b) Minimum Subscriptions. The Company shall have received binding subscriptions for at least the Minimum Offering amount.

VI.      REGISIRATION RIGHTS

         6.1 Definitions. As used in this Agreement, the following terms shall have the following meanings.

         (a) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder pursuant to Section 6.11.

         (b) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or order of effectiveness of such registration statement or document.

         (c) The term "Registrable Securities" shall mean (i) the shares of Common Stock issuable upon conversion of the Preferred Stock; and (ii) any shares of Common Stock issued pursuant to this Agreement or issuable pursuant to a dividend or other distribution with respect to or in replacement of the Preferred Stock; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (A) have not been disposed of pursuant to a registration statement declared effective by the SEC,
(B) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect hereto are removed upon the consummation of such sale and (C) are held by a Holder or a permitted transferee of a Holder pursuant to Section 6.11.

         6.2 Piggyback Registration.

         (a) The Company agrees that if, at any time, and from time to time, after the earlier to occur of (i) an IPO and (ii) a Trading Event, and ending on the date that is five years from the date hereof, the Board of Directors of the Company (the "Board") shall authorize the filing of a registration statement under the Securities Act (other than the initial public offering of the Company's Common Stock or a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, the Company shall: (A) promptly notify the Holder that such registration statement will be filed and that the Registrable Securities then held by the Holder will be included in such registration statement at the Holder's request; (B) cause such registration statement to cover all of such Registrable Securities issued to the Holder for which the Holder requests inclusion; (C) use its commercially reasonable efforts to cause such registration statement to become effective as soon as practicable; and (D) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to the Holder to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder to effect the proposed sale or other disposition.

         (b) Notwithstanding any other provision of this Article VI, the Company may at any time, abandon or delay any registration commenced by the Company. In the event of such an abandonment by the Company, the Company shall not be required to continue registration of shares requested by the Holder for inclusion and the Holder shall retain the right to request inclusion of shares as set forth above.

         (c) Each Holder shall have the right to request inclusion of any of its Registrable Securities in a registration statement as described in this Section 6.2, up to four times.

         6.3 Demand Registration.

         (a) Registration on Request. (i) The Company further agrees that if, at any time, and from time to time, but at least 180 days after the earlier to occur of (i) an IPO and (ii) a Trading Event, and ending on the date that is five years from the date hereof, the Holders desire to effect the registration under the Securities Act of outstanding Registrable Securities, the Holders may make a written request that the Company effect such registration; provided that such registration covers at least 51% of the Registrable Securities owned by the Holders at such time. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company will use its best efforts to file, within 30 days of such demand, the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by such Holders pursuant to this Section 6.3(a)(i), to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered; provided, further, that the Holders shall be entitled to only one demand registration.

         (ii) Notwithstanding Section 6.3(a)(i),


                  (A) the Company shall not be obligated to file a registration statement relating to a registration request pursuant to this Section
         6.3 at any time during the six-month period immediately following the effective date of another registration statement filed by the Company (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form);

                  (B) the Company shall not be obligated to file the registration statement pursuant to this Section 6.3 unless the aggregate price to the public with respect to such registration statement is expected to be not less than $1 million; and

                  (C) if the Board determines, in its good faith reasonable judgment, that the Company should not file the registration statement otherwise required to be filed pursuant this Section 6.3 or should withdraw any such previously filed registration statement because (1) the Company is engaged in or in good faith plans to engage in any financing, acquisition or other material transaction which would be adversely affected by the filing or maintenance of the registration statement otherwise required to be filed or maintained pursuant to this
         Section 6.3; or (2) the Company is in the possession of material nonpublic information required to be disclosed in such registration statement or an amendment or supplement thereto, the disclosure of which in such registration statement would be materially disadvantageous to the Company (a "Disadvantageous Condition"), then the Company shall be entitled to postpone for the shortest reasonable period of time (but not exceeding 180 days from the date of the determination), the filing of such registration statement or, if such registration statement has already been filed, may withdraw such registration statement and shall promptly give the Holders written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. If the Company shall so postpone the filing or effect the withdrawal of the registration statement, the Holders who made the request for registration shall have the right to withdraw the request for registration by giving written notice to the Company within 30 days after receipt of the notice of postponement. The Company's right to delay a request for registration or to withdraw a registration statement pursuant to this Section 6.3 may not be exercised more than once in any one-year period.

         (b) After the receipt of a registration request hereunder, the Company shall notify the Holders of any other person requesting shares of Registrable Securities to be included therein and the number of shares of Common Stock requested to be included therein. If the Company determines to take any action pursuant to clause (C) above, the Company shall deliver a notice to the Holders to such effect. Upon the receipt of any such notice, such Holders shall forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by the Company, shall deliver to the Company all copies of the prospectus then covering such Registrable Securities current at the time of receipt of such notice (or, if no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities). If any Disadvantageous Condition shall cease to exist, the Company shall promptly notify the Holders to such effect. If any registration statement shall have been withdrawn, the Company shall, if requested by the Holders who made the request for registration, at such time as it is possible or, if earlier, at the end of the 180-day period following such withdrawal, file a new registration statement covering the Registrable Securities that were covered by such withdrawn registration statement, and the effectiveness of such registration statement shall be maintained for such time as may be necessary so that the period of effectiveness of such new registration statement, when aggregated with the period during which such withdrawn registration statement was effective, if any, shall be such time as may be otherwise required by this Agreement.

         6.4 Whenever required under this Article VI to include Registrable Securities in a Company registration statement, the Company shall, as expeditiously as reasonably possible:

         (a) Use its commercially reasonable efforts to cause such registration statement to become effective. The Company will also use its commercially reasonable efforts to, during the period that such Registration Statement is required to be maintained hereunder, file such post-effective amendments and supplements thereto as may be required by the Securities Act and the rules and regulations thereunder or otherwise to ensure that the Registration Statement does not contain any untrue statement of material fact or omit to state a fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, however, that if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permits, in lieu of filing a post-effective amendment that (i) includes any prospectus required by
Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in (i) and (ii) above to the extent such information is contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in the registration statement.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus as amended or supplemented from time to time, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other federal or state securities laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, (i) when the registration statement or any post-effective amendment and supplement thereto has become effective; (ii) of the issuance by the SEC of any stop order or the initiation of proceedings for that purpose (in which event the Company shall make every effort to obtain the withdrawal of any order suspending effectiveness of the registration statement at the earliest possible time or prevent the entry thereof); of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iv) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange or quotation service on which similar securities issued by the Company are then listed or quoted.

         (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         6.5 Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article VI with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Holder's Registrable Securities.

         6.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 6.2 and Section 6.3 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities; provided, however, that the Company shall not bear the cost of any professional fees or costs of accounting, financial or legal advisors to any of the Holders. Notwithstanding the foregoing, each Holder shall pay all registration expenses that such Holder is required to pay under applicable law.

         6.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under

Section 6.2 to include any of the Holders' Registrable Securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder who is a holder of Registrable Securities and is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

         6.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article VI.

         6.9 Indemnification. In the event that any Registrable Securities are included in a registration statement under this Article VI.

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this
Section 6.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, a action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company or either Placement Agent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company and each Placement Agent, each of its directors, each of its officers, each person, if any, who controls the Company and each Placement Agent within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (Joint or several) to which any of the foregoing persons may become subject, under the Securities Act, or the Exchange Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 6.9(b) exceed the greater of the cash value of the (i) gross proceeds from the offering received by such Holder or (ii) Holder's investment pursuant to this Agreement as set forth on the signature page attached hereto.

         (c) Promptly after receipt by an indemnified party under this Section
6.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.9.

         (d) If the indemnification provided for in this Section 6.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 6.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Article VI, and otherwise.

         6.10 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the registration statement filed in connection with an IPO by the Company;

         (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

         6.11 Permitted Transferees. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under this Article VI may be assigned in full by a Holder in connection with a transfer by such Holder of its Registrable Securities if (a) such Holder gives prior written notice to the Company; (b) such transferee agrees to comply with and be bound by the terms and provisions of this Agreement; (c) such transfer is otherwise in compliance with this Agreement and (d) such transfer is otherwise effected in accordance with applicable securities laws. Except as specifically permitted by this Section 6.11, the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

         6.12 Termination of Registration Rights. The right of any Holder to request or demand inclusion in any registration pursuant to Section 6.2 and
Section 6.3 shall terminate if all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144(k).

VII.     MISCELLANEOUS

         7.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and (i) sent by telecopy or facsimile, (ii) sent by registered or certified mail, return receipt requested, or (iii) delivered by hand against written receipt therefore; addressed to: Innovative Drug Delivery Systems, Inc., 787 Seventh Avenue, 48th Floor, New York, NY 10019, Attn: Douglas
A. Hamilton, CFO, fax: (212) 554-4554, and to the Subscriber at the Subscriber's address indicated on the signature page of this Agreement. Notices shall be deemed to have been given or delivered on the date of transmission, mailing or delivery, except notices of change of address, which shall be deemed to have been given or delivered when received.

         7.2 Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

         7.3 Subject to the provisions of Section 6.11, this Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

         7.4 Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreement with other subscribers and to add and/or delete other persons as subscribers.

         7.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED

IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO SUCH STATE'S PRINCIPLES OF CONFLICTS OF LAW. IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE SUPREME COURT OF THE STATE OF NEW YORK IN AND FOR THE COUNTY OF NEW YORK OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE.

         7.6 In the event that legal proceedings are commenced by the Company against the Subscriber, or by the Subscriber against the Company, in connection with this Agreement or the transactions contemplated hereby, the party or parties which do not prevail in such proceedings shall pay the reasonable attorneys' fees and other costs and expenses, including investigation costs, incurred by the prevailing party in such proceedings.

         7.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

         7.8 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

         7.9 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

         7.10 This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         7.11 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

VIII.    CONFIDENTIAL INVESTOR QUESTIONNAIRE

         8.1 The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.


Category A --              The undersigned is an individual (not a partnership,
                           corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

                           Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B --              The undersigned is an individual (not a partnership,
                           corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C --              The undersigned is a director or executive officer of
                           the Company which is issuing and selling the Units.

Category D --              The undersigned is one or more of the following: a
                           bank as defined in section 3(a)(2) of the Securities
                           Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Exchange Act; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business
                           Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income
                           Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.
                           (Describe entity)

Category E --              The undersigned is a private business development
                           company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

                           -----------------------------------------------------

                           -----------------------------------------------------

Category F --              The undersigned is either a corporation, partnership,
                           Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Units and with total assets in excess of $5,000,000. (describe entity)

                           -----------------------------------------------------

                           -----------------------------------------------------

Category G --              The undersigned is a trust with total assets in
                           excess of $5,000,000, not formed for the specific purpose of acquiring the Units, where the purchase is directed by a "sophisticated person" as described in Regulation 506(b)(2)(ii) under the Securities Act.

Category H --              The undersigned is an entity (other than a trust) in
                           which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

                           -----------------------------------------------------

Category I --              The undersigned is not within any of the categories
                           above and is therefore not an accredited investor.

                           The undersigned agrees that the undersigned will notify the Company at any time on or prior to the date of Closing with respect to this subscription in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

8.2      SUITABILITY (please answer each question)

         (a) For an individual Subscriber, please describe your current employment, including the company by which you are employed and its principal business:

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         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         (b) For an individual Subscriber, please describe any college or graduate degrees held by you:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         (c) For all Subscribers, please list types of prior investments:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------


         (d) For all Subscribers, please state whether you have you participated in other private placements before:

                       YES _____                 NO _____

         (e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

                  Public            Private            Public or Private
                  Companies         Companies          Biotechnology Companies
                  ---------         ---------          -----------------------

Frequently        ---------         ----------         ----------
Occasionally      ---------         ----------         ----------
Never             ---------         ----------         ----------

         (f) For individual Subscribers, do you expect your current level of income to significantly decrease in the foreseeable future:

                       YES _____                 NO _____

         (g) For trust, corporate, partnership and other institutional Subscribers, do you expect your total assets to significantly decrease in the foreseeable nature:.

                       YES _____                 NO _____

         (h) For all Subscribers, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

                       YES _____                 NO _____

          (i) For all Subscribers, are you familiar with the risk aspects and the non-Liquidity of investments such as the securities for which you seek to subscribe?

                       YES _____                 NO _____

          (j) For all Subscribers, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

                       YES _____                 NO _____


8.3      GENERAL QUALIFICATIONS

         (a) Subscriber considers itself to be a knowledgeable and experienced investor.

                       YES _____                 NO _____

         (b) Subscriber can afford the complete loss of its investments in the Units.

                       YES _____                 NO _____

         (c) Subscriber is able to bear the economic risk of investment in the Units for an indeterminate period of time.

                       YES _____                 NO _____


8.4      MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

                  (a)     Individual Ownership
                  (b)     Community Property
                  (c)     Joint Tenant with Right of Survivorship
                            (both parties must sign)
                  (d)     Partnership*
                  (e)     Tenants in Common
                  (f)     Company*
                  (g)     Trust*
                  (h)     Other

         * The attached Certificate of Signatory must also be completed.

         8.5      NASD AFFILIATION.

Are you affiliated or associated with an NASD member firm (please check one):

YES _____                 NO _____


If Yes, please describe:

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-----------------------------------------------------------------------

*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm acknowledges receipt of the notice required by Rule 3050 of the NASD Conduct Rules.



------------------------------------
Name of NASD Member Firm


By:
   ---------------------------------
          Authorized Officer

Date:
     --------------------------------


         8.6. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VIII and such answers have been provided under the assumption that the Company will rely on them.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

NUMBER OF UNITS ______ X $500,000 = _______ (the "Purchase Price")



------------------------------------      --------------------------------------
Signature                                 Signature (if purchasing jointly)


------------------------------------      --------------------------------------
Name Typed or Printed                     Name Typed or Printed


------------------------------------      --------------------------------------
Entity Name                               Entity Name


------------------------------------      --------------------------------------
Address                                   Address


------------------------------------      --------------------------------------
City, State and Zip Code                  City, State and Zip Code


------------------------------------      --------------------------------------
Telephone-Business                        Telephone-Business


------------------------------------      --------------------------------------
Telephone-Residence                       Telephone-Residence


------------------------------------      --------------------------------------
Facsimile-Business                        Facsimile-Business


------------------------------------      --------------------------------------
Facsimile-Residence                       Facsimile-Residence


------------------------------------      --------------------------------------
Tax ID # or Social Security #             Tax ID # or Social Security #



Name in which securities should be issued:
                                          --------------------------------------


Dated: ________________, 2001


         This Subscription Agreement is agreed to and accepted as of _______________, 2001.


                                   INNOVATIVE DRUG DELIVERY SYSTEMS, INC.


                                   By:
                                          ----------------------------------
                                   Name:   Leonard Firestone, MD.
                                   Title:  Chief Executive Officer, IDDS

                            CERTIFICATE OF SIGNATORY

                          (To be completed if Units are
                       being subscribed for by an entity)


I, ___________________________, am the____________________________ of
_____________________________________ (the "Entity").


I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this _____ day of _________________, _____



                                       ---------------------------------
                                       (Signature)